DARDEN RESTAURANTS, INC.
FLEXCOMP PLAN

(As Amended and Restated Effective June 1, 2017)

DARDEN RESTAURANTS, INC.
FLEXCOMP PLAN

ARTICLE I
INTRODUCTION

Section 1.1    Purpose of Plan. Darden Restaurants, Inc. adopted the Darden Restaurants, Inc. FlexComp Plan (the “Plan”) for a select group of key management and highly compensated employees of the Company as a means of providing for certain automatically deferred income attributable to special bonus amounts (referred to herein as “FlexComp Awards”) and a method for voluntarily sheltering a portion of an eligible individual’s income from current taxation by providing (i) deferred FlexComp Awards on an annual basis which are automatically deferred to Separation from Service, and (ii) a means by which an eligible individual may elect to defer the payment of all or a portion of his or her salary and/or applicable bonus for a period of one or more years.

Section 1.2    Effective Date of Plan. This Plan was originally effective May 29, 1995 and has been amended from time to time thereafter. The Plan was amended and restated effective as of January 1, 2009 to include all amendments through December 31, 2008, including provisions to comply with the requirements of Code Section 409A. The Plan is hereby amended and restated effective June 1, 2017 (unless an earlier effective date is indicated herein) to reflect certain changes and administrative clarifications. It is intended that each provision of this Plan shall be interpreted to permit the deferral of compensation in accordance with the requirements of Code Section 409A and any provision that would conflict with such requirements shall not be valid or enforceable.

ARTICLE II
DEFINITIONS

Section 2.1    Account shall mean the Deferred Account and FlexComp Account as described in Article V. Each Participant Account shall separately reflect the pre-2005 and post-2004 deferrals and hypothetical earnings thereon (referred to herein as a Participant’s “pre-2005 Account” and “post-2004 Account”). A Participant’s pre-2005 Account shall reflect amounts deferred hereunder before January 1, 2005 (and the hypothetical earnings credited thereon before, on or after January 1, 2005) for which (i) the Participant had a legally binding right as of December 31, 2004, to be paid the amount, and (ii) such right to the amount was earned and vested as of December 31, 2004 and was credited to the Participant’s Account hereunder. Pre-2005 Accounts are treated as “grandfathered” for the purposes of Code Section 409A, and are governed by the terms of the Plan in effect as of October 3, 2004 unless otherwise provided under this amendment and restatement of the Plan.

Section 2.2    Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

Section 2.3    Committee shall mean the Benefit Plans Committee or its delegate.

Section 2.4    Company shall mean Darden Restaurants, Inc. and any of its subsidiaries or affiliated business entities authorized to participate in the Plan by the Board or its delegate. However, for purposes of Section 7.5 of the Plan, “Company” shall mean Darden Restaurants, Inc.

Section 2.5    Current Compensation shall be determined solely for the period during which the Participant was ineligible to participate in the DSP and shall mean the “Earnable Compensation” that would have been recognized under the DSP for such Participant for such period, without regard to any limitations on compensation imposed under the Code. Notwithstanding the preceding sentence, the following special rules shall apply in determining Current Compensation:

(a)    Any annual incentive compensation that is based on fiscal year performance shall be considered Current Compensation for the Plan Year in which it accrues, and any incentive compensation that is not based on fiscal year performance shall be considered Current Compensation for the Plan Year in which paid.

(b)    In the case of a Participant who is totally and permanently disabled and who is receiving long-term disability benefits from an LTD Plan, Current Compensation shall include “hypothetical earnings” based on the greater of (1) the Participant’s base salary rate at the time the disability occurred, or (2) the Participant’s eligible earnings for the fiscal year immediately prior to the onset of the disability, but shall not include “hypothetical earnings” for any period after the earlier of (A) the date the Participant attains age 65, or (B) the date the Participant is no longer eligible to receive benefits under an LTD Plan.

(c)    Current Compensation shall not include any amounts paid pursuant to a severance plan or arrangement or a special service allowance.

(d)    Any amounts attributable to sign-on bonuses or special project bonuses shall not be considered Current Compensation for purposes of determining the amount of any FlexComp Award (although such amounts shall be included for determining an individual’s compensation for purposes of Section 3.3(c), whether or not deferred).

(e)    Current Compensation shall not include amounts paid prior to the date of a Participant’s first anniversary of employment.

Section 2.6     Deferred Comp Participant shall mean a Participant who is eligible under Section 3.3 to defer all or a portion of his or her compensation (including salary and/or bonuses) as described in Section 4.3.

Section 2.7     Disabled shall mean that a Participant is totally and permanently disabled due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the employee to be unable to perform the duties of his or her position of employment or any substantially similar position of employment.

Section 2.8    DSP shall mean the Darden Savings Plan.

Section 2.9     FlexComp Award Participant shall mean a Participant who is eligible under Section 3.2 for a FlexComp Award under Section 4.1 and deferral of that award under Section 4.2.

Section 2.10    LTD Plan shall mean any of the Company’s long-term disability income plans.

Section 2.11    Management Incentive Plan shall mean the plan adopted by Darden Restaurants, Inc. for key management employees.

Section 2.12    Participant shall mean any employee of the Company who meets the eligibility requirements for a deferral under this Plan as set forth in Article III.

Section 2.13    Plan Year shall mean the twelve-month period ending each May 31.

Section 2.14    Retirement Eligible shall mean a Participant has attained age 65 and has completed five (5) years of service (as defined for purposes of crediting vesting service in the DSP), or age 55 and completed ten (10) years of service (as defined for purposes of crediting vesting service in the DSP), or whose combined age and years of service (as defined for purposes of crediting vesting service in the DSP) equal at least 70 at the time of his or her Separation from Service.

Section 2.15    Separation from Service shall mean any termination of the employment relationship from the Company and any affiliates and, with respect to post-2004 Accounts, any separation from service from the Company and its affiliates as determined in a manner consistent with Code Section 409A and the regulations and guidance issued thereunder. In the case of a Participant who is on a leave of absence due to being Disabled, a separation from service for such purpose shall occur after a 52-week period of absence. Notwithstanding anything in the Plan to the contrary, any Participant in the Plan whose employment with the Company and any affiliate terminated in connection with the sale of the Red Lobster concept and related assets and certain liabilities during the Plan Year beginning June 1, 2014 shall be deemed not to have a Separation from Service for purposes of Code Section 409A and the regulations thereunder until such time as the Participant’s employment is terminated from the buyer of the Red Lobster concept and related assets and certain liabilities.

Section 2.16    Specified Employee shall mean an individual who is identified as a “Specified Employee” as determined in accordance with the procedures adopted by the Committee that reflects the requirements of Code Section 409A(a)(2)(B)(i).

ARTICLE III
ELIGIBILITY FOR AWARDS AND DEFERRALS

Section 3.1    Participation. An individual shall be a Participant in this Plan only if he or she satisfies any of the eligibility criteria set forth in Section 3.2 or Section 3.3. Upon becoming a Participant under Section 3.2 or Section 3.3, such an individual shall be permitted to participate solely for the deferral and award provisions of this Plan for which he or she has satisfied the eligibility criteria. Notwithstanding the foregoing, in no event may a Participant defer any amounts under this Plan during a period when the individual is receiving any amounts paid pursuant to a severance plan or arrangement or a special service allowance maintained by the Company.

Section 3.2    FlexComp Award Participants. An individual who has completed one year of service with the Company shall be eligible to become a FlexComp Award Participant in the FlexComp Award feature of this Plan for a Plan Year, if such individual:

(a)    is designated as eligible to participate hereunder by the Committee or its delegate;

(b)    is a highly compensated employee (as defined in Code Section 414(q) and the regulations and other guidance issued thereunder) under the DSP for the DSP plan year that starts on the May 1 immediately preceding the start of the Plan Year or was a highly compensated employee during the preceding two plan years of the DSP or is employed at a salary which, on an annual basis, is anticipated to exceed $120,000 (adjusted for increases in the cost of living at the same time and in the same manner permitted under Code Section 415(d));

(c)    is either employed by the Company or receiving benefits under an LTD Plan;

(d)    is not an active participant in the DSP or any other tax-qualified retirement plan sponsored or maintained by the Company; and

(e)    with the exception of an individual receiving benefits from an LTD Plan, would be entitled to have contributions made under the DSP if such plan did not have restrictions on participation by highly compensated employees or employees whose annualized salary as of his or her date of hire exceeds $120,000 (as adjusted).

Notwithstanding the foregoing provisions of Section 3.2(b), effective May 1, 1999, the rule in the DSP automatically excluding an employee from participation therein for two plan years after a plan year in which such employee is a highly compensated employee shall not apply with respect to Qualified Managers as defined in the DSP. Therefore, in lieu of Section 3.2(b), such individuals shall be eligible to become a FlexComp Award Participant in the FlexComp Award feature of this Plan (including the deferral of such Award) for a Plan Year, if such individual otherwise meets the requirements of Section 3.2(a), (c), (d), and (e) and such individual is a highly compensated employee, as defined therein for the current DSP plan year or is employed at a salary which, on an annual basis, is anticipated to exceed $120,000 (adjusted for increases in the cost of living at the same time and in the same manner permitted under Code Section 415(d)).

In addition to the foregoing, if a FlexComp Award Participant ceases to meet the otherwise applicable eligibility requirements of this Section 3.2 for an upcoming Plan Year, and remains employed after the beginning of such Plan Year, such Participant shall be referred to as a “Former FlexComp Award Participant” and the following provisions shall apply:

(1)    all existing deferral elections for the Former FlexComp Participant under Section 4.3 shall remain in effect until the end of the calendar year in which such ineligibility occurs and the Former FlexComp Award Participant shall not be eligible for future deferral elections unless and until he or she again meets otherwise applicable eligibility requirements of this Section 3.2.

(2)    such Former FlexComp Participant shall not be eligible for any FlexComp Award under Section 4.1 (or award deferral under Section 4.2) attributable to any period of employment on or after the first day of the upcoming Plan Year until the next December 31; and

(3)    such Former FlexComp Award Participant shall be entitled to a DSP Match Replacement Award, if at all, in accordance with Section 4.4 for the individual’s period of employment beginning with the first day of such upcoming Plan Year and ending the next December 31 (the “Stub Period”).

Section 3.3    Deferred Comp Participants. An individual shall be eligible to become a Deferred Comp Participant in the deferred compensation features of this Plan (other than those deferral features applicable to FlexComp Awards) for any Plan Year, if he or she:

(a)    is an officer;

(b)    is a highly compensated employee (as defined in Code Section 414(q) and the regulations and other guidance issued thereunder) under the DSP for the DSP plan year that starts on the May 1 immediately preceding the start of the Plan Year or was a highly compensated employee during the preceding two plan years of the DSP or is employed at a salary which, on an annual basis, is anticipated to exceed $120,000 (adjusted for increases in the cost of living at the same time and in the same manner permitted under Code Section 415(d)); or

(c)     after having become eligible under (a) or (b) above for a prior Plan Year, the individual would have been a highly compensated employee under the DSP for the DSP plan year ending within the Plan’s Plan Year (as defined in Code Section 414(q) and the regulations and other guidance issued thereunder) had the individual’s compensation included all amounts that the individual deferred under this Plan other than deferrals, if any, of the FlexComp Awards.

Notwithstanding the foregoing provisions of Section 3.3(b), effective May 1, 1999, the rule in the DSP automatically excluding an employee from participation therein for two plan years after a plan year in which such employee is a highly compensated employee shall not apply with respect to Qualified Managers as defined in the DSP. Therefore, in lieu of Section 3.3(b), such individuals shall be eligible to become a Deferred Comp Participant in the deferred compensation features of this Plan (other than those deferral features applicable to FlexComp Awards) for any Plan Year, if he or she otherwise meets the requirements of Section 3.3(a) or (c) or such individual is a highly compensated employee, as defined therein for the DSP plan year that starts on the May 1 immediately preceding the start of the Plan Year or is employed at a salary which, on an annual basis, is anticipated to exceed $120,000 (adjusted for increases in the cost of living at the same time and in the same manner permitted under Code Section 415(d)).

In addition to the foregoing, if a Deferred Comp Participant ceases to meet the eligibility requirements of this Section 3.3 for an upcoming Plan Year, such ineligibility shall be effective beginning with the January 1 of the calendar year following the calendar year in which such ineligibility occurs, as provided in Section 4.3.

ARTICLE IV
FLEXCOMP AWARDS AND PLAN DEFERRALS

Section 4.1    Amount of Annual FlexComp Award. If a FlexComp Award Participant ceases to meet the otherwise applicable eligibility requirements for a FlexComp Award for an upcoming Plan Year (i.e., after the beginning of a calendar year), but the individual remains employed after the beginning of that Plan Year, the Participant is not eligible for the regular annual FlexComp Award under the Plan otherwise described in this Section 4.1. Instead, the individual is referred to in the Plan as a “Former FlexComp Award Participant” and any benefits (other than salary or bonus deferrals) for the Stub Period (as defined in Section 3.2) are governed by Section 4.4.

A FlexComp Award Participant who is not a Former FlexComp Award Participant as defined in Section 3.2 shall be entitled to an annual FlexComp Award, the amount of which shall be determined as follows: [“X” (a DSP factor) plus “Y” (a fixed factor)] times the Participant’s Current Compensation. (As explained above and in Section 3.2, this Section 4.1 does not apply to a FlexComp Award Participant who lost eligibility for an upcoming Plan Year but is still eligible for salary deferrals for the remainder of the calendar year beginning with that Plan Year. Instead, any benefits (other than salary or bonus deferrals) for the Stub Period (as defined in Section 3.2) are governed by Section 4.4.) The determination of the appropriate factors and the relevant terms are set forth below:

(a)
X, the DSP factor, is based on the Participant’s lost DSP matching contributions, and, equals a variable amount, determined in the Company’s discretion, but which percentage shall be applied consistently to all such Participants, between 1.5% and 7.2%.

(b)	Y, the fixed factor, is 4%.

(c)
In the event a Participant incurs a Separation from Service during the Plan Year, the Participant shall be entitled to the portion of the FlexComp Award attributable to the portion of the Plan Year in which he or she is employed, based on his or her Current Compensation for the partial Plan Year.

Prior to the Plan Year beginning June 1, 2017, a different FlexComp Award formula applied to certain Participants.

Section 4.2    Deferral or Payment of Annual FlexComp Award. The following provisions shall apply with respect to the deferral or payment of FlexComp Awards:

(a)    Automatic Deferral. Any employee of the Company who meets the eligibility requirements described in Section 3.2 and who is actively employed by the Company as of the last day of a Plan Year shall have any FlexComp Award to which he or she is entitled for the Plan Year (in accordance with Section 4.1) automatically deferred under the Plan until the January 1 following his or her Separation from Service. Notwithstanding the foregoing, the amount of any deferral may not exceed the gross amount of the Participant’s FlexComp Award reduced by any tax required to be withheld from such amounts under Code Section 3101(a) and (b) or any state or local statute.

(b)    Separation from Service or Death. If a Participant who is otherwise eligible for a FlexComp Award under Section 4.2(a) incurs a Separation from Service or dies before the last day of a calendar year, the FlexComp Award to which the Participant is otherwise entitled for the portion of the calendar year in which the Participant was employed shall be paid (or commence to be paid) as part of the Participant’s FlexComp Account, as soon as practicable after the January 1 following the Participant’s Separation from Service or death.

(c)    Disability. If a Participant who is otherwise eligible for a FlexComp Award under Section 4.2(a) is Disabled before the last day of a calendar year, the Participant shall continue to be eligible for FlexComp Awards during the period the Participant is Disabled and until the earlier of the date the Participant incurs a Separation from Service or dies; provided, however, that the automatic deferral of FlexComp Awards to which the Participant is otherwise entitled shall cease to apply for calendar years beginning after the year in which the Participant is Disabled and all such future FlexComp Awards shall be paid in cash to the Participant as soon as practicable after the end of each future Plan Year. (By way of clarification, the FlexComp Award for the calendar year in which the Participant is Disabled shall continue to be automatically deferred until the January following the Participant’s Separation from Service.)

Section 4.3    Salary, Incentive, and Bonus Deferral Elections.

(a)    Elections by Officers. A Deferred Comp Participant who is an officer of the Company may make the following deferral elections:

(1)    Base Compensation. Such Participant may irrevocably elect to defer up to 25% (in a whole percentage) of his or her base compensation for a calendar year by completing and submitting to the Company a deferral election form at such time and in such manner as determined by the Committee prior to the beginning of the calendar year in which the base compensation is earned.

In the case of an employee who first becomes a Participant during a calendar year (and is not eligible for any other plan with which this Plan is aggregated for purposes of Code Section 409A), elections under this Section 4.3(a)(1) for the remainder of the year must be made within 30 days of the date the employee first becomes a Participant, and shall apply only to amounts paid for services to be performed after the date of such election. Any deferral election shall apply to the Participant’s base compensation attributable to payroll periods beginning in each calendar year. If a Participant becomes ineligible to defer compensation under this Plan because he or she no longer meets the eligibility requirements of Section 3.3, such ineligibility shall not be effective until the end of the calendar year in which the Participant fails to satisfy the eligibility criteria.

(2)    Management Incentive Plan Bonus Deferral. Such Participant may irrevocably elect to defer up to 100% (in a whole percentage) of his or her Management Incentive Plan incentive compensation otherwise payable in the upcoming calendar year by completing and submitting to the Company a deferral election form at such time and in such manner as determined by the Committee but no later than November 30 of the Plan Year during which the incentive compensation is earned; provided that in order to be eligible to make the election by the applicable November 30, the Participant continuously performs services from the beginning of the performance period through the date on which the election is made. Otherwise, the Management Incentive Plan incentive compensation for that Plan Year cannot be deferred by the Participant. Notwithstanding the foregoing, the amount of any deferral may not exceed the gross amount of the Participant’s incentive compensation reduced by any tax required to be withheld from such amounts under Code Section 3101(a) and (b) or any state or local statute. Further, notwithstanding any prior deferral election, if the Participant incurs a Separation from Service prior to the date of any bonus incentive compensation, then any such incentive compensation award for the Plan Year in which the Separation from Service occurs shall be paid as a single lump sum as soon as practicable after the January 1 following the Separation from Service. If a Participant becomes ineligible to defer Management Incentive Plan incentive compensation under this Plan because he or she no longer meets the eligibility requirements of Section 3.3, such ineligibility shall be effective beginning with deferral elections with respect to Management Incentive Plan incentive compensation otherwise payable in the calendar year following the calendar year in which the Participant is no longer eligible.

(b)    Elections by All Other Participants. A Deferred Comp Participant who is not an officer of the Company may make the following deferral elections:

(1)    Deferrals of Earnable Compensation. Such Participant may irrevocably elect to defer up to 25% (in a whole percentage) of his or her “earnable compensation” (as such term is defined under the DSP) for a calendar year by completing and submitting to the Company a deferral election form at such time and in such manner as determined by the Committee (or its delegate) prior to the beginning of the calendar year in which the earnable compensation is earned. In the case of an employee who first becomes a Participant during a calendar year (and is not eligible for any other plan with which this Plan is aggregated for purposes of Code Section 409A), elections under this Section 4.3(b)(1) for the remainder of the year must be made within 30 days of the date the employee first becomes a Participant, and shall apply only to earnable compensation for services to be performed after the date of such election. Any deferral election shall apply to the Participant’s earnable compensation attributable to payroll periods beginning in each calendar year. If a Participant becomes ineligible to defer compensation under this Plan because he or she no longer meets the eligibility requirements of Section 3.3, such ineligibility shall not be effective until the end of the calendar year in which the Participant fails to satisfy the eligibility criteria.

(2)    Bonus for Operations. Such Participant may irrevocably elect to defer up to 25% (in a whole percentage) of his or her quarterly operations bonuses earned for quarters beginning in an upcoming calendar year by completing and submitting to the Company a deferral election form no later than the November 30 prior to such calendar year. In the case of an employee who first becomes a Participant during a calendar year (and is not eligible for any other plan with which this Plan is aggregated for purposes of Code Section 409A), elections under this Section 4.3(b)(2) for the remainder of the year must be made within 30 days of the date the employee first becomes a Participant, and shall apply only to operations bonuses attributable to services to be performed after the date of such election. Notwithstanding the foregoing, the amount of any deferral may not exceed the gross amount of the Participant’s operations bonus reduced by any tax required to be withheld from such amounts under Code Section 3101(a) and (b) or any state or local statute. Further, notwithstanding any prior deferral election, if the Participant incurs a Separation from Service prior to the date of any award of an operations bonus, then any operations bonus award for the quarter in which the Separation from Service occurs shall be paid as a single lump sum as soon as practicable after the January 1 following the Separation from Service. If a Participant becomes ineligible to defer quarterly operations bonuses under this Plan because he or she no longer meets the eligibility requirements of Section 3.3, such ineligibility shall be effective beginning with deferral elections with respect to fiscal quarterly operations bonuses for fiscal quarters beginning in the calendar year following the calendar year in which the Participant is no longer eligible.

(3)    Management Incentive Plan Bonus. Such Participant may irrevocably elect to defer up to 25% (in a whole percentage) of his or her Management Incentive

Plan bonus otherwise payable during the upcoming calendar year by completing and submitting to the Company a deferral election form at such time and in such manner as determined by the Committee but no later than November 30 of the Plan Year during which the bonus is earned; provided that in order to be eligible to make the election by the applicable November 30, the Participant continuously performs services from the beginning of the performance period through the date on which the election is made. Otherwise, the Management Incentive Plan bonus for that Plan Year cannot be deferred by the Participant. Notwithstanding the foregoing, the amount of any deferral may not exceed the gross amount of the Participant’s Management Incentive Plan bonus reduced by any tax required to be withheld from such amounts under Code Section 3101(a) and (b) or any state or local statute. Further, notwithstanding any prior deferral election, if the Participant incurs a Separation from Service prior to the date of any incentive compensation award, then any Management Incentive Plan bonus for the Plan Year in which the Separation from Service occurs shall be paid as a single lump sum as soon as practicable after the January 1 following the Separation from Service. If a Participant becomes ineligible to defer Management Incentive Plan bonus under this Plan because he or she no longer meets the eligibility requirements of Section 3.3, such ineligibility shall be effective beginning with deferral elections with respect to Management Incentive Plan bonus otherwise payable in the calendar year following the calendar year in which the Participant is no longer eligible.

(c)    Special Bonuses. Any Deferred Comp Participant may elect to defer up to 100% (in a whole percentage) of: (i) any “sign-on bonus” that may become payable to such Participant by completing and submitting to the Company a deferral election form prior to his or her date of hire, and (ii) any “special project bonus” that the senior human resources officer, in his or her sole discretion, may award to such Participant by completing and submitting to the Company a deferral election form within 30 days of receiving from the Company a written communication regarding the goals and objectives that must be attained in order to earn such special project bonus, provided that the Participant must perform services for a period of at least 12 months from the date the Participant obtains the legally binding right to the special projects bonus and there is a substantial risk of forfeiture of the special projects bonus for a period of at least 12 months from the date the Participant obtains the legally binding right to the special project bonus (or the risk of forfeiture lapses upon death or disability (as determined under Code Section 409A and the regulations thereunder)). Notwithstanding the foregoing, the amount of any deferral under this subsection may not exceed the gross amount of the applicable bonus reduced by any tax required to be withheld from such amounts under Code Section 3101(a) and (b) or any state or local statute. Further, notwithstanding any prior deferral election, if the Participant incurs a Separation from Service prior to the date of any award of a sign-on or special project bonus, then any deferral election made with respect to such bonus shall not become effective and such amounts shall be paid in the January following Separation from Service.

Section 4.4    DSP Match Replacement Award.

(a)    Introduction. A Former FlexComp Participant (i.e., a FlexComp Award Participant who ceases to meet the otherwise applicable eligibility requirements for a FlexComp Award under Section 4.1 for an upcoming Plan Year (i.e., after the beginning of the calendar year), but remains employed after the beginning of that Plan Year) is eligible for a DSP Match Replacement Award for the Stub Period (as defined in Section 3.2), subject to the terms of this Section 4.4. In determining whether a Former FlexComp Participant is entitled to a DSP Match Replacement Award under this Plan, the Company will first determine whether the Former FlexComp Participant is entitled to employer matching contributions under the DSP for the Stub Period. Any employer matching contributions made under the DSP will reduce the amount of any potential DSP Match Replacement Award under this Plan.

(b)    Calculation of DSP Match Replacement Award. A Former FlexComp Participant shall be entitled to a DSP Match Replacement Award under this Plan, only if he or she deferred an amount under this Plan during the Stub Period equal to at least 1% of his or her Earnable Compensation as defined under the DSP (his or her “DSP Compensation”) and the maximum potential DSP Match Replacement Award available under this Plan shall be equal to the amount of matching contributions he or she would have received had he or she deferred a maximum of 6% of his or her DSP Compensation under the DSP. If a Former FlexComp Participant is entitled to a DSP Match Replacement Award, such award shall be offset, if and to the extent necessary, to ensure that the total matching contributions to which the Former FlexComp Participant is entitled does not exceed an amount equal to 6% of the Former FlexComp Award Participant’s DSP Compensation (taking into account a DSP Match Replacement Award under this Plan plus employer matching contributions actually made under the DSP for the Stub Period) multiplied by a variable percentage determined in the Company’s discretion, but which percentage shall be applied consistently to all such Participants, between 1.5% and 7.2% (the “Discretionary Match Rate”). The amount of the DSP Match Replacement Award shall be calculated as soon as practicable after the end of the Stub Period and credited to his or her Account under this Plan.

ARTICLE V
ESTABLISHMENT OF ACCOUNTS AND CREDITS TO ACCOUNTS

Section 5.1    Deferred Accounts and Rates of Return on Deferred Accounts. A deferred compensation account (“Deferred Account”) shall be established on behalf of each Participant with respect to whom an amount is deferred under Section 4.3 or Section 4.4 of this Plan. The amount of a Participant’s deferrals under this Plan shall be credited to such Participant’s Deferred Account as soon as practicable after the amount would otherwise have been paid in the absence of the deferral election. Each Participant’s Deferred Account shall be credited daily with a “rate of return” on the total deferred amounts credited to the Participant’s Deferred Account and a Participant may make separate elections with respect to “rates of return” for past and future deferrals. Such “rates of return” are described in Section 5.3.

Section 5.2    FlexComp Accounts and Rates of Return on Amounts in FlexComp Accounts. A deferred FlexComp Award account (“FlexComp Account”) shall be established on behalf of each Participant who elects to defer a percentage of his or her FlexComp Awards. The amount of a Participant’s deferred FlexComp Awards shall be credited to such Participant’s FlexComp Account as soon as practicable after the Plan Year in which the FlexComp Award is earned. Each Participant’s FlexComp Account shall be credited daily with a “rate of return” on the total deferred amounts credited to the Participant’s FlexComp Account and a Participant may make separate elections with respect to “rates of return” for past and future deferrals. Such “rates of return” are described in Section 5.3.

Section 5.3    Rates of Return. The “rates of return” credited to a Participant’s accounts under Sections 5.1 and 5.2 shall be based upon the actual investment performance of funds in the DSP, or at such other rates as may be made available to the Participant from time to time pursuant to the provisions of the Plan and the procedures established by the Committee. The Committee may delete funds, on a prospective basis, by notifying all Participants whose Accounts include rates of return based on such funds, in advance, and soliciting elections for transfer to other rates of return then available to such Participants.

Participants may elect to have any combination of the above “rates of return” accrue on amounts in their accounts, from 1% to 100%, provided that the sum of the percentages attributable to such rates equals 100%. A Participant may change the “rate(s) of return” to be credited to his or her accounts, on a daily basis, by notifying the Committee or its delegate, at such time and in such manner as approved by the Committee or its delegate. Each Participant’s accounts will be credited daily with the “rate(s) of return” elected by the Participant until the amount in each Participant’s Accounts is “liquidated” in preparation for distribution to the Participant. Each Participant shall receive a quarterly statement of the balance of his or her accounts.

Section 5.4    Vested Benefits. Each Participant shall at all times have a nonforeitable interest in any amounts credited to his or her Deferred Account and FlexComp Account.

Section 5.5    Impact on Other Benefit Plans. The Company may maintain life and/or disability plans under which benefits earned or payable are related to a Participant’s earnings. Any such benefits will generally be based upon the earnings that a Participant would have earned in a given calendar year in the absence of any deferral hereunder.

ARTICLE VI
PAYMENT OF ACCOUNTS

Section 6.1     Unforeseeable Emergency. At any time prior to the time an amount is otherwise payable hereunder, a Participant may request a distribution of deferred amounts on account of the Participant’s unforeseeable emergency, subject to the following requirements. The rules set forth in this Section 6.1 govern distributions of post-2004 Accounts in the case of an unforeseeable emergency. Distributions of pre-2005 Accounts in the case of an unforeseeable emergency shall be governed by terms of the Plan in effect as of October 3, 2004. For clarity, active Participants, as well as Participants who have experienced a Separation from Service, may request a distribution of post-2004 Accounts under this Section 6.1. Distributions of pre-2005 Accounts under this Section 6.1, subject to the terms of the Plan in effect as of October 3, 2004, are limited to active Participants.

(a)    Such distribution shall be made, in the sole discretion of the Committee or its delegate, if the Participant has incurred an unforeseeable emergency.

(b)    For purposes of this Plan, an “unforeseeable emergency” shall be limited to a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or of a Participant’s dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)), loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Examples of events that may constitute an unforeseeable emergency include the imminent foreclosure of or eviction from the Participant’s primary residence; the need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication; and the need to pay for the funeral expenses of the Participant’s spouse, the Participant’s beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)). Examples of circumstances that are not considered to be unforeseeable emergencies include the need to send an individual’s child to college or the desire to purchase a home. In addition to the foregoing, distributions made on account of an “unforeseeable emergency” are limited to the extent reasonably needed to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution).

(c)    Notwithstanding the foregoing, payment under this Section 6.1 may not be made to the extent that such hardship is or may be relieved:

(i)    through reimbursement or compensation by insurance or otherwise,

(ii)    by liquidation of the participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii)    by cessation of deferrals under the Plan. For this purpose, the Participant may cancel a deferral election under this Plan due to the unforeseeable emergency event such that any later deferral election shall be subject to the provisions governing deferral elections.

(d)    Whether a Participant is faced with an “unforeseeable emergency” will be determined based on the relevant facts and circumstances of each case, based on the information supplied by the Participant, in writing, pursuant to the procedure prescribed by the Committee or its delegate, and in accordance with Code Section 409A and the regulations thereunder. All distributions under this Section 6.1 shall be made as soon as practicable after the Committee or its delegate has approved the distribution and that the requirements of this Section 6.1 have been met.

Section 6.2    Payment of Deferred Accounts and FlexComp Accounts. At the time a Participant makes his or her election to defer any amounts to a Deferral Account and, with respect to pre-2005 FlexComp Accounts, the Participant must also elect a specified distribution date and a form of payment with respect to amounts deferred to a Deferred Account, in accordance with subsections (a) and (b) and subject to subsection (c) below. Each deferred amount under this Plan is paid separately according to the Participant’s deferred distribution date and/or form of payment election. Separately, at such time and in such manner prescribed by the Committee by the November 30 of the calendar year prior to the commencement of a Plan Year, Participants may make an irrevocable election as to a form of payment with respect to amounts deferred to a post-2004 FlexComp Account in accordance with (b) and subject to subsection (c) below. Notwithstanding any Participant election to the contrary, all distributions under this Plan shall be paid or commence to be paid as soon as practicable after the January 1 coincident with or next following the Participant’s Separation from Service from the Company, subject to Section 6.4 in the case of Specified Employees.

(a)    Distribution Date. A specified distribution date may be any January of a future even-numbered year that is at least one year subsequent to the date the compensation or bonus would otherwise be payable, but, with respect to pre-2005 Accounts, shall not be later than the date the Participant attains age 70. A Participant may also select a payment date of January 1 following Separation from Service as a specified distribution date with respect to any year’s deferrals.

(b)    Form of Payment.

(1)    With respect to pre-2005 Accounts, the Participant may elect to have his or her deferred amounts subject to such election, paid in:

(A)    a single payment,

(B)    annual installments for a period not to exceed ten (10) years,

(C)    annual installments for a period not to exceed fifteen (15) years for deferral elections made prior to December 31, 1985 (if so elected at the time of the original deferral), or

(D)    any other form of payment requested in writing by the Participant and approved by the Committee or its delegate with regard to amounts deferred under Article IV.

The amount of any annual installment payment shall equal the Participant’s distributable Deferred Account or FlexComp Account determined as of the last day of the month preceding the payment date multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining to be paid.

(2)    With respect to post-2004 Accounts, and in accordance with procedures established by the Committee, the Participant may irrevocably elect to have his or her deferred amounts paid in:

(A)    a single payment,

(B)    annual installments for a period not to exceed five (5) years, or

(C)    annual installments for a period not to exceed ten (10) years.

The amount of any annual installment payment shall equal the Participant’s distributable Deferred Account or FlexComp Account determined as of the last day of the month preceding the payment date multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining to be paid. In the absence of an election to the contrary, all deferred amounts are paid in the form of a single payment.

(c)    Special Rules. Notwithstanding the above, the following provisions shall apply:

(1)    Except as provided in Subsection 6.2(c)(4), if a Participant incurs a Separation from Service for any reason other than death and prior to becoming Retirement Eligible, the Committee or its delegate shall require that full payment of all amounts deferred under this Plan be paid in the form of a single lump sum cash payment as soon as practicable after the January 1 coincident with or next following the Participant’s Separation from Service, subject to Section 6.4 in the case of Specified Employees.

(2)    As to pre-2005 Accounts, an active Participant may request to amend his or her distribution date and/or form of payment with respect to a deferral provided: (i) the initial distribution date in the absence of such distribution election amendment is not within twelve (12) months of the date of the amendment; (ii) his or her amended distribution date is an even-numbered year that is at least one year after the distribution date in the absence of such distribution election amendment; (iii) his or her amended form of payment is in substantially equal annual installments for a period not to exceed ten (10) years or a lump sum; and (iv) no modifications for distribution dates and/or forms of payment are permitted with respect to any deferrals after payment of such deferrals has commenced to be paid. No more than two amendments to the Participant’s initial distribution election with respect to a particular deferral shall be permitted. Any such amendment must be in writing and submitted to the Committee for approval.

(3)    With respect to post-2004 Accounts, an active Participant may request to amend his or her specified distribution date election with respect to deferrals (other than any deferrals to Separation from Service) provided: (i) the initial distribution date in the absence of such distribution election amendment is not within twelve (12) months of the date of the amendment; (ii) his or her amended distribution date is an even-numbered year that is at least five years after the distribution date that would apply in the absence of such distribution election amendment; (iii) no amounts may be deferred from a specified date to Separation from Service; (iv) no modifications for distribution dates are permitted if the Participant initially elected to receive payment at his or her Separation from Service; and (v) no modifications may be made to the form of payment for any previously deferred amounts. Any such amendment must be in writing and submitted to the Committee in accordance with procedures established for such purpose.

(4)    With respect to post-2004 Accounts, the Committee shall establish procedures governing the payment of deferred amounts where a Participant has elected to defer amounts to a specified distribution date to which other amounts have already been deferred. Pursuant to such procedures, all amounts deferred to a distribution date shall be treated as a separate identifiable amount based on the form of distribution otherwise payable on or commencing on that distribution date.

(5)    Notwithstanding any other provision of this Plan to the contrary, with respect to pre-2005 Accounts, a Participant may, at any time prior or subsequent to the distribution date selected by the Participant, request to have his or her form of payment for any or all of his pre-2005 Accounts changed to an immediate lump-sum distribution, provided that the amount of any such lump-sum distribution shall be reduced by ten percent (10%) of the total lump-sum distribution amount. This automatic ten percent (10%) haircut penalty is effective for distributions paid on or after March 1, 2017. Prior to this date, a variable formula applied for purposes of determining the amount of the haircut penalty.

Section 6.3    Death of a Participant. If a Participant dies before the full distribution of his or her Accounts, a lump sum payment of the remaining distribution amount shall be made to the beneficiary designated by the Participant. This payment shall be made as soon as practicable after the Committee receives notification of the Participant’s death. In the absence of any such designation, payment shall be made to the personal representative, executor or administrator of the Participant’s estate.

Section 6.4    Delay in Distribution for Specified Employees. Notwithstanding anything to the contrary in this Plan, if a Participant is a Specified Employee, distributions which are made on account of the Participant’s Separation from Service shall be made on the date that is the earlier of: (A) the Participant’s death or (B) the later of: (i) the first day of the seventh month following the Participant’s Separation from Service (regardless of whether the Participant is reemployed on that date); or (ii) as soon as practicable after the January 1 following the participant’s Separation from Service.

ARTICLE VII
ADMINISTRATION OF THE PLAN

Section 7.1    Committee. This Plan shall be administered by the Committee. The Committee shall act by affirmative vote of a majority of its members at a meeting or in writing without a meeting. The Committee shall appoint a secretary who may be but need not be one of its own members. The secretary shall keep complete records of the administration of the Plan. The Committee may authorize each and any one of its members to perform routine acts and to sign documents on its behalf.

Section 7.2    Plan Administration. The Committee may appoint such persons or establish such subcommittees, employ such attorneys, agents, accountants or investment advisors necessary or desirable to advise or assist it in the performance of its duties hereunder, and the Committee may rely upon their respective written opinions or certifications. Administration of the Plan shall consist of interpreting and carrying out the provisions of the Plan in the discretion of the Committee. The Committee shall, in its discretion, determine the eligibility of employees to participate in the different features of the Plan, their rights while Participants in the Plan and the nature and amounts of benefits to be received therefrom. The Committee shall, in its discretion, decide any disputes which may arise under the Plan. The Committee may provide rules and regulations for the administration of the Plan consistent with its terms and provisions. Any construction or interpretation of the Plan and any determination of fact in administering the Plan made in good faith by the Committee shall be final and conclusive for all Plan purposes.

Section 7.3    Claims Procedure. Claims for benefits under the Plan shall be administered in accordance with Section 503 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the regulations thereunder. The Committee shall make all determinations as to the right of any Participant or beneficiary (or other claimant) (a “claimant”) to a benefit under the Plan. Any denial by the Committee of a claim for benefits under the Plan by a claimant shall be stated in writing by the Committee and delivered or mailed to the claimant within 90 days after receipt by the Committee. Such notice shall set forth: (a) the specific reason or reasons for the denial; (b) the specific provisions of the Plan upon which the denial is based; (c) if the claim can be corrected, a request for such material and/or information as is required by the Committee to act on the claim and an explanation of why such material and/or information is necessary; and (d) a description of the Plan’s appeal procedures, including the claimant’s right to bring suit under Section 502(a) of ERISA following an adverse benefit determination on appeal. If the Committee determines that special circumstances require an extension of time for processing the claim, the initial 90-day period may be extended for up to 90 additional days. The Committee shall give the claimant written notice of the extension prior to the expiration of the initial 90-day period, and such notice shall set forth the circumstances requiring the extension of time and the date by which the Committee expects to render a decision.

If a claim is denied, the claimant may notify the Committee in writing within 60 days after receipt of a written denial of the claim that the claimant wishes to appeal the denial of the claim, and the claimant may present to the Committee a written statement of the claimant’s position and any documents, records or other information relating to the claim for benefits. Upon request and free of charge, the claimant shall be provided reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. The Committee’s review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Committee shall act upon such appeal within 60 days after receipt thereof unless special circumstances require further time, but in no event later than 120 days after receipt. If the Committee needs additional time to consider the appeal due to special circumstances, the Committee shall notify the claimant within 60 days of filing the appeal. If the Committee confirms the denial, in whole or in part, the Committee shall present in a written notice to the claimant: (a) the specific reasons for denial; (b) the specific references to the Plan provisions on which the decision was based; (c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claimant’s claim for benefits; and (d) a statement of the claimant’s right to bring suit under Section 502(a) of ERISA, in a manner calculated to be understood by the claimant.

Benefits under the Plan will be paid only if the Committee decides in its sole discretion that a claimant is entitled to them. In determining claims for benefits, the Committee has the authority to interpret the Plan, to resolve ambiguities, to make factual determinations, and to resolve questions relating to eligibility for and amount of benefits. Subject to applicable law, any decision made in accordance with the above claims procedures is final and binding on all parties. A misstatement or other mistake of fact shall be corrected when it becomes known and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

No action at law or in equity shall be brought to recover benefits under the Plan until the mandatory appeal rights described in the Plan have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part. If any judicial proceeding is undertaken to appeal the denial of a claim, challenge the amount of any benefit under the Plan, or bring any other action under ERISA, any such judicial proceeding must be filed in a court of law no later than the earliest of the following: (a) 90 days after the Committee’s final decision; (b) three years after the date when the claimant commences payment of the Plan benefits at issue in the judicial proceeding; or (c) the statutory deadline for filing a claim or lawsuit with respect to the Plan benefits at issue in the judicial proceeding as determined by applying the most analogous statute of limitations for the state of Florida. The evidence presented in such a judicial proceeding shall be strictly limited to the evidence timely presented to the Committee.

Section 7.4    Non-Assignability. The interests herein and the right to receive distributions from a Participant’s accounts under this Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a Participant becomes bankrupt, the interests of the Participant under this Plan in his or her accounts may be terminated by the Committee or its delegate, which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such Participant or make any other disposition of such interests that it deems appropriate.

Section 7.5    Amendments to Plan. Darden Restaurants, Inc. reserves the right to suspend, amend or otherwise modify or terminate this Plan at any time, without notice. Such action shall be taken by the Board of Directors of Darden Restaurants, Inc. or its delegate. However, this Plan may not be suspended, amended, otherwise modified, or terminated during the two-year period following a Change in Control without the written consent of a majority of Participants determined as of the day before such Change in Control occurs. A “Change in Control” shall mean the occurrence of any of the following events:

(a)
Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of the Plan, the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition pursuant to a transaction that complies with Sections 7.5(b)(i), (ii) and (iii) of the Plan;

(b)
Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Board of Directors of the Company at the time of the execution of the initial agreement or of the action of the Board of Directors of the Company providing for such Business Combination; or

(c)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding any other provision of this Plan to the contrary, the Committee, may, in its sole discretion, direct that payments be made before such payments are otherwise due if, for any reason (including, but not limited to a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, or a decision by a court of competent jurisdiction involving a Participant or beneficiary), such Committee believes that Participants or their Beneficiaries have recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable to such Participants under this Plan before such amounts are scheduled to be paid. In making this determination, such Committee shall take into account the hardship that would be imposed on Participants or their Beneficiaries by the payment of federal income taxes under such circumstances.

Section 7.6    Plan Unfunded. Nothing in this Plan shall be interpreted or construed to require the Company in any manner to fund any obligation to the Participants, terminated Participants or beneficiaries hereunder. Nothing contained in this Plan nor any action taken hereunder shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Participants, terminated Participants, beneficiaries, or any other persons. Any funds which may be accumulated in order to meet any obligation under this Plan shall for all purposes continue to be a part of the general assets of the Company; provided, however, that the Company may establish a trust to hold funds intended to provide benefits hereunder so long as the assets of such trust become subject to the claims of the general creditors of the Company in the event of bankruptcy or insolvency of the Company. To the extent that any Participant, terminated Participant, or beneficiary acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

Section 7.7    Applicable Law. All questions pertaining to the construction, validity and effect of this Plan shall be determined in accordance with the laws of the State of Florida, to the extent not preempted by Federal law.

Section 7.8    Limitation of Rights. This Plan is a voluntary undertaking on the part of the Company. Neither the establishment of this Plan nor the payment of any benefits hereunder, nor any action of the Company, the Committee or its delegate shall be held or construed to be a contract of employment between the Company and any eligible employee or to confer upon any person any legal right to be continued in the employ of the Company. The Company expressly reserves the right to discharge, discipline or otherwise terminate the employment of any eligible employee at any time. Participation in this Plan gives no right or claim to any benefits beyond those which are expressly provided herein and all rights and claims hereunder are limited as set forth in this Plan.

Section 7.9    Severability. In the event any provision of this Plan shall be held illegal or invalid, or would serve to invalidate this Plan, that provision shall be deemed to be null and void, and this Plan shall be construed as if it did not contain that provision.

Section 7.10    Headings and Number. The headings to the Articles and Sections of this Plan are inserted for reference only, and are not to be taken as limiting or extending the provisions hereof.

Section 7.11    Incapacity. If the Committee or its delegate determines that a Participant, a terminated Participant, or any beneficiary under this Plan (each of which shall be referred to as the “Recipient”) is unable to care for his or her affairs because of illness, accident, or mental or physical incapacity, or because the Recipient is a minor, the Committee or its delegate may direct that any benefit payment due the Recipient be paid to his or her duly appointed legal representative, or, if no such representative is appointed, to the Recipient’s spouse, child, parent, or other blood relative, or to a person with whom the Recipient resides or who has incurred expense on behalf of the Recipient. Any such payment so made shall be a complete discharge of the liabilities of this Plan with respect to the Recipient.

Section 7.12    Binding Effect and Release. All persons accepting benefits under this Plan shall be deemed to have consented to the terms of this Plan. Any final payment or distribution to any person entitled to benefits under this Plan shall be in full satisfaction of all claims against this Plan, the Committee, or its delegate, and the Company arising by virtue of this Plan.

* * * * *

IN WITNESS WHEREOF, the following duly authorized BPC member has caused this amendment and restatement to be executed.

2/28/2017                     /s/ Julie Griffin
Date        Julie Griffin